Exhibit 10.3












                           STOCK REPURCHASE AGREEMENT

                                 by and between

                              THERMO TERRATECH INC.
                                    as Seller

                                       and

                           NORMANDEAU ASSOCIATES, INC.
                                    as Buyer







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                           STOCK REPURCHASE AGREEMENT

      This Stock Repurchase Agreement (the "Agreement") is made effective as of the 30th day of June, 2000 by and between Normandeau Associates, Inc., a New Hampshire corporation (the "Company") and Thermo TerraTech Inc., a Delaware corporation (the "Seller").

      WHEREAS, prior to the completion of the transactions contemplated by this Agreement and other agreements of the Company entered into and made effective contemporaneously with this Agreement, the Seller is the owner of 250 shares (the "Common Shares") of Common Stock, $1.00 par value per share (the "Common Stock"), and 750 shares (the "Preferred Shares") of Preferred Stock, $1.00 par value per share (the "Preferred Stock"). The Common Shares and Preferred Shares, in the aggregate, represent all of the issued and outstanding shares of capital stock of the Company; and

      WHEREAS, the Seller desires to sell, and Company desires to repurchase, all of the Common Shares, subject to the terms and conditions of this Agreement; and

      WHEREAS, in connection with the consummation of this Agreement, the Company shall effect an increase in its authorized capital stock through an amendment to its Articles of Incorporation and a stock split (the "Split") increasing the amount of Common Shares from 250 to 33,682 and increasing the amount of Preferred Shares from 750 to 8,518; and

      WHEREAS, the Seller and the Company agree that the Preferred Shares shall be retained by the Seller and the terms, rights and preferences of the Preferred Stock shall be amended and restated in accordance with the terms of this Agreement; and

      WHEREAS, immediately prior to the completion of the sale and repurchase of the Common Shares, the Company shall issue and sell to the parties listed on Schedule A hereto, an aggregate of Thirty Three Thousand Six Hundred Eight Two (33,682) shares of Common Stock, $0.01 par value per share, pursuant to a private placement (the "Private Placement") to be completed in compliance with Rule 505 of Regulation D, promulgated under the Securities Act of 1933, as amended, and applicable state securities or so-called, blue sky laws; and

      WHEREAS, the Company has established an Employee Stock Ownership Plan (the "ESOP") to acquire Twenty Six Thousand Four Hundred (26,400) shares of Common Stock of the Company in the Private Placement; and

      WHEREAS, in order for the ESOP to have available sufficient funds to complete its acquisition of the Common Stock in the Private Placement, the Company, contemporaneously with the transactions contemplated by this Agreement, is entering into Term Loans and a Revolving Line of Credit (collectively, the "Credit Facility") with Citizen's Bank of Massachusetts (the "Bank"); and
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      WHEREAS, certain officers,  directors, and employees of the Company (each, an "Employee Investor") are acquiring, in the aggregate Seven Thousand Two Hundred Eighty Two (7,282) shares of Common Stock in the Private Placement; and

      WHEREAS, in connection with the completion of the Private Placement, the Company has prepared and delivered to the ESOP and each Employee Director a Private Placement Memorandum, dated June 20, 2000 (the "PPM"). In addition, the ESOP and each Employee Investor has executed and delivered to the Company a Subscription Agreement, Purchaser Questionnaire, and Investment Representation Letter in substantially the form attached hereto as Exhibit A, Exhibit B, and Exhibit C, respectively; and

      WHEREAS, immediately prior to the closing of the Private Placement, the Company completed the transactions with the Bank to establish the Credit Facility, and loaned certain funds received in connection therewith to the ESOP; and

      WHEREAS, immediately after the closing of the Credit Facility and the Private Placement, the parties desire to complete the transactions contemplated by this Agreement; and

      WHEREAS, concurrent with the consummation of the transactions contemplated by this Agreement, the Seller is consummating a transfer of 500 Preferred Shares (post Split) to John Appleton for an aggregate purchase price of $50,000.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Repurchase and Sale of the Common Shares, and Retention of Preferred Shares and Restatement of the Terms and Preferences of the Preferred Stock.

          1.1 Repurchase of the Common Shares. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller will sell, transfer, and deliver to the Company, and the Company will purchase, acquire, accept and pay for, all of the Common Shares, free and clear of all Security Interests, restrictions, claims or rights of another. For purposes of this Agreement, "Security Interests" shall mean any mortgage, pledge, lien, encumbrance, charge or other security interests other than
     (a) mechanic's, materialman's or similar liens, (b) liens for Taxes not yet due and payable, (c) liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money; and "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium windfall profits, environmental (including taxed under
     Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), customs, duties, capital stock, franchise, profits withholding, social
     security  (or  similar  tax),  unemployment,   disability,  real  property,
     personal  property,  sales,  use,  transfer,   registration,  value  added,
     alternative or add on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     1.2 Consideration for the Common Shares. The aggregate consideration to be paid by the Company for the Common Shares shall be the sum Three Million Three Hundred Sixty-Eight Thousand Two Hundred Dollars ($3,368,200) (the "Purchase Price"). At the Closing, the Purchase Price shall be delivered by the Company to the Seller by wire transfer of immediately available funds to an account designated by the Seller (the "Cash Payment").

     1.3  Retention  of  Preferred  Shares  and  Restatement  of the  Terms  and
     Preferences of the Preferred Stock. In addition to the repurchase of the Common Shares at the Closing, the Company agrees that the Seller shall be entitled to retain 8,018 Preferred Shares. Prior to the Private Placement, the Company shall have (i) filed an Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") with the Secretary of State of the State of New Hampshire that will provide for, among other things, an increase in the authorized capital stock of the Company and designation of the rights and preferences as set forth in the form of Amended and Restated Articles of Incorporation of the Company, attached hereto as Exhibit D, and (ii) effect a stock split to increase the amount of Preferred Shares that shall be issued and outstanding and owned by the Seller to Eight Thousand Eighteen (8,018) shares and. The parties acknowledge and agree that upon completion of the transactions contemplated hereby, the Preferred Shares will have an Original Issue Price of Eight Hundred One Thousand Eight Hundred Dollars ($801,800).

     1.4 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Epstein Becker & Green, P.C., 75 State Street, 27th floor, Boston, Massachusetts 02109 at 10:00 a.m., Boston Time, on July 5, 2000 (the "Closing Date") or at such other place, time or date as may be mutually agreed upon in writing by the parties, but in no event later than July 7, 2000. The Closing of the transactions shall be deemed effective as of 12:01 a.m., July 1, 2000 (the "Effective Date").

     1.5 Transfer of Certain Assets at the Closing. At the Closing, there shall be transferred from the Company to the Seller the following assets of the Company (the "Excluded Assets"):

          (a) cash as of midnight on the day prior to the Effective Date, which shall be subject to the Seller's normal sweep procedures from its lockbox numbered 198575 and account numbered 3750208214 located at the Bank of America in Atlanta, Georgia; and

          (b) the intercompany receivable, with the exception of the line items set forth on Schedule 1.5(b) hereto, owed to the Company by the Seller or its Affiliates, as shown on the Company's April 1, 2000 Balance Sheet, as adjusted as at midnight on the day prior to the Effective Date.

     1.6 Uncleared Checks. The Seller shall retain the liability for payment with respect to any checks of the Company written prior to the Effective Date to pay for services or goods received in the ordinary course of Company's business and consistent with the Company's past payment practices prior to the Closing. The Seller shall not be liable for any checks written to prepay for any goods or services.

      2.  Representations  of the  Seller  regarding  the  Seller and the Common
Shares.

     The Seller represents and warrants to the Company as follows:

     2.1 Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby.

     2.2. Ownership and Title to Common Shares. The Common Shares are not encumbered and are freely transferable by Seller. Seller holds good and marketable title to the Common Shares to be transferred to the Company hereunder and no third party can claim any right thereto or make any claim thereon. The transfer of the Common Shares to the Company pursuant to this Agreement will vest in the Company full title to the Common Shares, free and clear of all Security Interests, restrictions, claims or rights of another.

     2.3 Authority. Seller has full right, power, capacity and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with the terms hereof. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will
     (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either Seller is a party or by which either Seller or any of its properties or assets may be bound or affected or (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to either Seller or its properties or assets. No consent or approval by, or notification to or filing with, any court, governmental authority or any third party is required in connection with the execution, delivery and performance of this Agreement by Seller or the consummation of the transactions contemplated hereby.

     2.4 No Broker. The Seller represents and warrants that no person, firm or corporation has acted as a broker or finder for the Seller in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect to such transactions based upon agreements, arrangements or understanding made by or on behalf of the Seller.

     3. Representations of the Seller regarding the Company.

          The Seller represents and warrants to the Company as follows:

     3.1 Capitalization. Without giving effect to the transfer of Preferred Shares to John Appleton or the Private Placement, the Preferred Shares and the Common Shares are the only issued and outstanding shares of capital stock of the Company and are validly issued, fully paid and nonassessable and owned, beneficially and of record, by the Seller. No shares of capital stock of the Company are subject to, or have been issued in violation of, preemptive rights. The Company does not have outstanding (i) any stock or other securities convertible into or exchangeable for shares of its capital stock or containing profit participation features, or (ii) any options, warrants or rights to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock of any warrants, options, or other rights to acquire its capital stock. There are no voting agreements, voting trusts or other agreements (including, but not limited to, contractual or statutory preemptive rights or cumulative voting rights), commitments or understandings with respect to the voting or transfer of the capital stock of the Company. To the Seller's knowledge, all issuances, sales and repurchases by the Company of its shares of capital stock have been effected in compliance with all applicable laws, including, without limitation, applicable Federal and state securities laws.

     3.2 Litigation. There is no action, suit, investigation or proceeding to which the Company is a party pending or, to the Seller's knowledge, threatened before any court or governmental agency, authority, body or arbitrator that could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company ("Material Adverse Effect"). The Company has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with its business. To the Seller's knowledge there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency naming the Company or enjoining or requiring the Company to take any action of any kind with respect to its business.

     3.3 Consents and Approvals. The execution and delivery of this Agreement by the Seller does not, and the performance of the transactions contemplated hereby by the Seller will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any governmental or regulatory authority or any other person except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications (i) would not prevent or delay the consummation of the transactions contemplated by this Agreement, and (ii) would not have a Material Adverse Effect on the Company. Except as set forth in this Section 3.3, the Seller does not make any representation or warranty as to any requirement that may exist for the Company to give any notice to, or obtain any consent of, any third party in order to consummate the transactions contemplated by this Agreement.

     3.4 Minute Books. To the Seller's knowledge, the minute books of the Company contain complete and correct copies of the minutes of each meeting and each action by written consent of its Board of Directors or stockholders, and to the Seller's knowledge the stock ledger of the Company contains a complete and correct record of all issuances and transfers of capital stock of the Company.

     3.5 Intellectual Property Matters .

          (a) To the Seller's knowledge, the Company has all right, title and interest, free and clear of any liens, charges, encumbrances, restrictions, royalties or any clams of ownership by third parties to U.S. Patent No. 4,970,988 issued November 20, 1990 and Canadian Patent No. 2,016,607 issued June 30, 1992 (the "Company's Patent"), except for (i) a clerical error in recordation of the U.S. Patent as having been assigned to Normandeau Associates, Inc., a Delaware corporation (the "Patent Recordation Error"), and (ii) a security assignment recorded against the U.S. Patent held by Mellon Bank, N.A. as successor to Meritor Savings Bank, dated May 19, 1992 and a security assignment recorded against the Canadian Patent held by Meritor Savings Bank dated October 27, 1992 (the "Patent Security Interests").

          (b) To the Seller's knowledge there exists no pending or anticipated litigation, actions, lawsuits or claims, including, without limitation, the filing or threatened filing, whether voluntary or involuntary, of insolvency or bankruptcy proceedings or forfeiture proceedings against the Company, claims of infringement or misappropriation, or other claims material and adverse to the ownership rights of the Company with respect to the Company's Patent.

     3.6 Taxes . To the Seller's knowledge, the Seller or its affiliates, on behalf of the Company, has timely filed all Federal, state, county, local and foreign Tax returns which it is required to have filed on behalf of the Company, and such returns are complete and correct in all material respects. To the Seller's knowledge, there are no unexpired waivers of any statute of limitations with respect to any Taxes relating to the Company or the Company's assets, and the Seller is not a party to any action or proceeding by any governmental authority for the collection or assessment of Taxes relating to the Company or the Company's assets. To the Seller's knowledge, the Company is not currently a beneficiary of any extension of time within which to file any Tax return, and no claim has ever been made by an authority in a jurisdiction where the Company does not file a Tax return that it is or may be subject to taxation by that jurisdiction.

     3.7 Insurance Policies . The insurance policies of the Seller or its affiliates that relate to the business of the Company are in full force and effect, and the Seller is not in default under any of them.

     3.8 Employee Benefits.

     (a) To the knowledge of the Seller, the Thermo Electron Corporation Choice Plan (the "Choice Plan") (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Company taken as a whole.

     (b) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of the Choice Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Company taken as a whole.

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     3.9 Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLER
     CONTAINED IN THIS AGREEMENT, THE SELLER DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. FURTHER, ANY OF THE FOREGOING REPRESENTATIONS IN SECTION 2 OR 3 THAT ARE UNTRUE OR INACCURATE, THE UNTRUTHFULNESS OR INACCURACY OF WHICH THE COMPANY OR ANY OF THE COMPANY'S MANAGEMENT HAVE KNOWLEDGE ON THE DATE HEREOF, SHALL BE DEEMED TO BE AMENDED OR MODIFIED TO THE EXTENT NECESSARY TO RENDER IT CONSISTENT WITH THE COMPANY'S KNOWLEDGE. THE "COMPANY'S KNOWLEDGE" SHALL MEAN THE ACTUAL KNOWLEDGE OF THE COMPANY'S SENIOR LEVEL MANAGEMENT, CONSISTING OF THE FOLLOWING INDIVIDUALS, PAMELA S. HALL, SUSAN SANBORN AND PETER C. KINNER, REGARDING THE NATURE, SCOPE AND DEGREE OF THE UNTRUTHFULNESS OR INACCURACY OF ANY OF THE REPRESENTATION OR WARRANTIES PROVIDED IN SECTION 2 OR 3.

     4. Representations of the Company.


        The Company represents and warrants to the Seller as follows:

     4.1 Organization . The Company is a New Hampshire corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire, and has all requisite power and authority to own its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation in those jurisdictions in which the conduct of the Company requires the Company to be so qualified, except where the failure to be so qualified does not have a Material Adverse Effect on the Company.

     4.2 Authorization .

     (a) The execution and delivery by the Company of this Agreement and the agreements provided for herein, and the agreements related to the Private Placement and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby and by the Private Placement to which the Company is a party constitute the valid and legally binding obligations of it, enforceable against the Company in accordance with their respective terms.

     (b) The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company; (b) violate the provisions of the charter or by-laws of the Company, or the plan and trust documents under which the ESOP is maintained; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is or may be bound.

     (c) The retention of the Preferred Shares and the amendment to the terms, rights and preferences of the Preferred Stock in accordance with this Agreement, and the issuance, sale and delivery of the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") will be prior to issuance duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company. The Preferred Shares when so issued, sold and delivered in accordance with the provisions of this Agreement, and the Conversion Shares, when issued, will be duly and validly issued, fully paid and non-assessable, free and clear of all Security Interests, restrictions, claims or rights of another. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Company in connection with the issuance, sale and delivery of the Preferred Shares in accordance with the terms of this Agreement.

     (d) No consents or approvals of third parties are required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

     4.3 Financial Capability . Upon closing of the Credit Facility and the Private Placement, the Company will have all funds necessary to pay the Cash Payment and its related fees and expenses (and will provide evidence thereof to the Seller), will have the financial capacity to perform all of its other obligations under this Agreement, will have no contemplation of insolvency, and will have no intent to hinder, delay or defraud any of its or the Company's present or future creditors. The Company, immediately after the Closing, will be solvent, will be able to meet its obligations and debts as they become due, the value of the Company's assets at such time will exceed the Company's liabilities, and the Company will have adequate capital for the conduct of its business.

     4.4 Credit Facility . Immediately prior to the Closing, the Company shall have duly executed and delivered to the Bank the necessary documents and agreements to complete the Credit Facility and provide funding to the ESOP. The Credit Facility has been duly authorized by all necessary corporate action and is an enforceable obligation of the Company.

     4.5 Private Placement . The Company hereby represents and warrants to the Seller the following in connection with the Private Placement:

     (a) Immediately prior to the Closing, the Company shall have completed the Private Placement, and in connection therewith, shall have received from the ESOP and each Employee Investor a duly executed Subscription Agreement, Purchaser Questionnaire, and Investor Representation Letter;

     (b) The Private Placement has been conducted in compliance with applicable Federal and state securities, or so-called Blue Sky, laws;

     (c) The funds received by the Company in the Private Placement are being used to fund a portion of the Cash Payment due to the Seller under this Agreement;

     (d) In connection with the Private Placement, the Company prepared and distributed to each Employee Investor the PPM and have provided to each Employee Investor an opportunity to ask management questions regarding the Private Placement, the Company, the ESOP, the Credit Facility, the PPM, and the transactions contemplated hereby. The PPM does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. There is no material fact that has not been disclosed by the Company to the Employee Investors or ESOP that materially adversely effect or could reasonably be anticipated to materially adversely effect the Company's ability to consummate the transactions contemplated hereby.

     4.6 No Broker . The Company represents and warrants that no person, firm or corporation has acted as a broker or finder for the Company in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect to such transactions based upon agreements, arrangements or understanding made by or on behalf of the Company. The Company agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Company.

      5.    Certain Covenants.

     5.1 Confidentiality . All information not previously disclosed to the public or generally known to the persons engaged in the respective businesses of the Company or the Seller that shall have been furnished by the Company or the Seller to the other party in connection with the transactions contemplated hereby or as provided pursuant to this Section 5 shall not be disclosed to any other person other than their respective employees, directors, attorneys, accountants, lenders or financial advisors or other than as contemplated herein. In the event that the transactions contemplated by this Agreement shall not be consummated, all such information which shall be in writing shall be returned to the party furnishing the same, including, to the extent reasonably practicable, all copies or reproductions thereof which may have been prepared, and neither party shall at any time thereafter disclose to any third parties, or use, directly or indirectly, for its own benefit, any such information, written or oral, about the business of the other party hereto.

     5.2 Public Announcements. Except as otherwise required by law, the parties agree that any and all general public pronouncements or other general public  communications  concerning  this  Agreement  and  the  transactions contemplated hereby, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Seller and the Company; provided, however, that another party may make any public disclosure that it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicity-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

     6. Closing Deliveries of the Seller. At the Closing, the Company shall receive documents, instruments or certificates as the Company may reasonably request including, without limitation, the following:

     6.1 Secretary's Certificate . A certificate signed by the Secretary or Assistant Secretary of the Seller attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the incumbency of the Seller's officers.

     6.2 Good Standing and Foreign Qualification Certificates. Certificates of the Secretary of State of the State of New Hampshire as to the legal existence and good standing of the Company in New Hampshire and the certificates of the Secretary of State of each of the following states as to the foreign qualification therein: Florida, Georgia, Illinois, Iowa, Maine, Maryland, Massachusetts, Michigan, Mississippi, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia, West Virginia and Wisconsin.

     6.3 Consents of Third Parties . Copies of all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement.

     6.4 Stock Certificates . The stock certificate(s) representing the Common Shares, duly endorsed to the Company in accordance with this Agreement.

     6.5 Charter Document. A certified copy of the Amended and Restated Articles of Incorporation of the Company, duly filed with and accepted by the Secretary of State of the State of New Hampshire establishing the terms, rights and preferences of the Preferred Shares.

     6.6 Cross Receipt . A cross receipt executed by the Seller (the "Cross Receipt"), in substantially the form attached hereto as Exhibit E.

     6.7 South Carolina Real Estate Lease. The Seller shall execute and deliver an assumption of the Amended and Restated Lease Agreement between Henry J. Kania, Bonny D. Kania, James O'Hara and Mary G. O'Hara and Environmental & Chemical Sciences, Inc. dated as of January 28, 1988 (the "South Carolina Lease") in form and substance satisfactory to the Company.

     7. Closing Deliveries of the Company . At the Closing, the Seller shall receive all documents, instruments or certificates as the Seller may reasonably request including, without limitation, the following:

     7.1 Secretary's Certificate . A certificate signed by the Secretary or Assistant Secretary of the Company attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and the incumbency of the Company's officers.

     7.2 Good Standing and Foreign Qualification Certificates.

     (a) Certificates of the Secretary of State of the State of New Hampshire as to the legal existence and good standing of the Company in New Hampshire and the certificates of the Secretary of State of each of the following states as to the foreign qualification therein: Florida, Georgia, Illinois, Iowa, Maine, Maryland, Massachusetts, Michigan, Mississippi, New Jersey, New York, North Carolina, Oregon,
          Pennsylvania, Rhode Island, South Carolina, Texas, Virginia, West Virginia and Wisconsin. (b) A certificate of the ESOP trustee pertaining to the proper establishment and legal existence of the ESOP trust.

     7.3 Consents of Third Parties. Copies of all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Company to consummate the transactions contemplated by this Agreement.

     7.4 Cash Payment. The Cash Payment.

     7.5 Stock Certificate . A certificate representing all of the Preferred Shares.

     7.6 Charter Document. A certified copy of the Amended and Restated Articles of Incorporation of the Company, duly filed with and accepted by the Secretary of State of the State of New Hampshire establishing the terms, rights and preferences of the Preferred Shares.

     7.7 Cross Receipt. The Cross Receipt executed by the Company.

     7.8 Credit Facility . Evidence satisfactory to the Seller that all documents related to the completion of the Credit Facility have been duly executed and delivered by the Company.

     7.9 Private Placement. Evidence satisfactory to the Seller that all documents related to the completion of the Private Placement have been duly executed and delivered by the Company, the ESOP and each Employee Investor.

     7.10 Motor Vehicle Leases. The Company shall execute and deliver an assumption of the motor vehicle leases identified in Schedule 7.10 (the "Motor Vehicle Leases") and all obligations and liabilities in connection therewith in form and substance satisfactory to the Seller and shall provide evidence of having named Thermo Electron Corporation as additional insured on each insurance policy for each vehicle leased thereunder.

     8. Indemnification.

     8.1 By the Seller. The Seller hereby agrees to indemnify and hold harmless the Company from and against all claims, damages, losses, liabilities, obligations, judgments, liens, injunctions, charges, orders, decrees, rulings, assessments, penalties, fines, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") as a result of, resulting from, arising out of, related to or in connection with any breach of any representation or warranty, or non-fulfillment or non-performance on the part of the Seller of any covenant or agreement contained in this Agreement. Notwithstanding any of the foregoing, the Company shall not be entitled to indemnification hereunder with respect to any breach of any representation or warranty contained in this Agreement by the Seller where it is shown by a preponderance of the evidence that one or more of the Company's executive officers has actual knowledge prior to the Closing Date that such representation or warranty of the Seller is false or inaccurate when and as made hereunder.

     8.2 By the Company. The Company hereby indemnifies and holds harmless the Seller from and against all Losses in connection with:

     (a) any breach of any representation or warranty, or non-fulfillment or non-performance on the part of the Company of any covenant or agreement, contained in this Agreement;

     (b) any claim for severance payments or other liabilities (including, without limitation, any liability for wrongful discharge) that may be due to any employee of the Company by reason of (i) the termination of the employment of any of the employees by the Company on or after the Closing Date or (ii) the constructive dismissal of any of the employees resulting from differences between the terms and conditions of their employment of the Company after the Closing and those in effect prior to the Closing;

     (c) any and all liabilities and obligations of the Company under or relating to any of the contracts or projects of the Company, irrespective of whether such liabilities or obligations accrue prior to or subsequent to the Closing or relate to the period of time prior to or subsequent to the Closing;

     (d) any and all liabilities and obligations of the Seller under or relating to the leases for the Company's various office spaces as identified on Schedule 8.2 hereto;

     (e) any and all other liabilities and obligations of the Seller (i) under or relating to compliance with any statute, regulation or rule relating to the protection of the environment or to the generation, transportation, storage, treatment, disposal or management of any "hazardous material" (as so defined under the Federal Hazardous Materials Transportation Act, codified within 49 U.S.C. Sections 5101-5127 and its implementing regulations, or under any similar federal, state or local law); "hazardous waste" (as so defined under the Federal Solid Waste Disposal Act as amended by the Resource
          Conservation and Recovery Act, as codified within 42 U.S.C. Sections 6901-6992k and its implementing regulations, or under any similar federal, state or local laws); and/or any "hazardous substances" (as listed or identified pursuant to the Comprehensive Environmental Response, compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 in Section 302.4 of the National Contingency Plan (Title 40 of the Code of Federal Regulations) as in effect as of the Closing Date, or under any similar federal, state or local laws; and (ii) all other liabilities and obligations of the Seller resulting from the conduct of the Company's business prior to the Effective Date;

     (f) any and all liabilities, claims, actions, obligations and the like of the Company related to or in connection with the Credit Facility;

     (g) any and all liabilities, claims, actions, obligations and the like related to or in connection with the Private Placement, including, without limitation, the PPM and compliance with applicable Federal and state securities laws; and

     (h) any and all liabilities, claims, actions, obligations and the like of the related to or in connection with the operation of the business of the Company, including but not limited to the Motor Vehicle Leases and all insurance obligations and claims with respect thereto, on and after the Effective Date.

     8.3 Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 8, the Company or the Seller, as the case may be (the party seeking such indemnification, the "Indemnified Party"), shall promptly notify the other party or parties hereto (the party or parties from whom indemnification is sought, the "Indemnifying Party"), and such Indemnifying Party's counsel pursuant to Section 11 herein, in writing (the "Indemnification Notice") of the claim, which writing shall include the facts constituting the basis for such claim, the specific section of this Agreement upon which the claim is based and an estimate, if possible, of the amount of damages suffered by the Indemnified Party. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party (a "Third Party Claim"), the Indemnification Notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom and shall attach all correspondence and demands from such third party. In the event that any claim for indemnification involves a matter other than a Third Party Claim, the Indemnifying Party shall have 30 days from receipt of the Indemnification Notice to object to such claim by delivery of a written notice of such objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely object shall constitute a final and binding acceptance of the claim for indemnification by the Indemnifying Party and the claim shall be paid in accordance with Section 8.5 hereof. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit within ten (10) days after notification thereof, as provided in Section 11 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party, so long as such settlement includes a full release of the Indemnifying party from such Third Party Claim.

     8.4 Defense by the Indemnifying Party.

     (a)  In  connection  with  any  claim  which  may  give  rise to  indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice given to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel to conduct the defense of such claims or legal proceedings (which may include Epstein Becker & Green, P.C.) and, at the sole cost and expense of the Indemnifying Party, shall take all steps it deems necessary or appropriate in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), unless such settlement or judgement includes a full release of the Indemnified Party from such Third Party Claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within ten (10) days after the date it receives written notice of such claim from the Indemnified Party: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem necessary or appropriate, including, but not limited to, settling such claim or litigation (subject to the last sentence of Section 8.3), on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third Party Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such Third Party Claim in a reasonably prudent manner.

     (b) The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to a Third Party Claim.

     8.5 Payment of Indemnification Obligation . Upon a final determination of an indemnification claim made by the Indemnified Party, whereby such final determination is by reason of (i) a failure of the Indemnifying Party to timely object to an Indemnification Notice or (ii) the mutual agreement of the Indemnifying Party and the Indemnified Party, or (iii) a final award or judgment pursuant to Section 10 hereof, then the amount of the Losses stated in such claim or otherwise agreed to or awarded, as the case may be, shall be paid by the Indemnifying Party to the Indemnified Party payment in cash or by cashier's check or by wire transfer of immediately available funds.

     8.6 Survival of Representations; Claims for Indemnification . Unless otherwise provided herein, all representations and warranties contained in this Agreement shall survive until the 18 month anniversary of the Closing Date and any claim for indemnification must be made on or prior to such 18 month anniversary, except for (i) claims, if any, asserted in writing prior to such date and identified as a claim for indemnification pursuant to this
     Section 8, which shall survive until finally resolved and satisfied in full, (ii) claims based upon fraud or intentional misrepresentation, which shall survive indefinitely, or (iii) claims related to the Motor Vehicle Leases, which shall survive until such leases are terminated or expired and of no further force or effect.

     8.7 Limitations on Indemnification Obligations.

     (a) The Indemnified Party shall not be entitled to recover from the Indemnifying Party under this Section 8 unless and until the aggregate amount of all Losses by the Indemnified Party under this Section 8 exceeds $100,000 (the "Basket"). The parties hereto agree that once the aggregate amount of Losses by any Indemnified Party exceeds the Basket, the Indemnified Party shall be entitled to indemnity for the amount of all claims made by the Indemnified Party in excess of the Basket. The Indemnifying Party shall not be obligated to pay any Losses under this Section 8 once the aggregate amount of all Losses paid by such Indemnifying Party under this Section 8 equals $1,500,000 (the "Cap"). Notwithstanding the foregoing, the Cap shall not apply to
          (i) any indemnification claims based upon fraud or intentional misrepresentation and the Indemnified Party shall be entitled to recovery for all Losses in connection with claims pursuant to fraud or intentional misrepresentation, (ii) any indemnification claims based upon Section 2.2, (iii) any indemnification claims based upon failure of the Company to perform or pay the liabilities of the Company after the Effective Date as and when due, and (iv) any indemnification claims based upon Section 8.2(b-g). In the case of 8.7(a)(ii) the Company shall be entitled to recover all Losses resulting therefrom and in either case of 8.7(a)(iii) or 8.7(a)(iv) the Seller shall be entitled to recover for all Losses resulting therefrom.

     (b) Subject to the provisions of this Section 8, an Indemnified Party shall be entitled to recover the full amount of any Losses incurred due to the matter for which indemnification is sought, but any recovery shall be net of any economic benefit to which the Indemnified Party is entitled due to such Losses, including, without limitation,
          (i) any tax refund, reduction or benefit and (ii) any insurance proceeds (excluding self-insured amounts and deductible amounts). In no event shall any Indemnified Party be awarded punitive or multiple damages.

     8.8 Liability for Taxes. The following provisions shall govern the allocation of responsibility as between Company and Seller for certain tax matters prior and subsequent to the Effective Date:

     (a) Allocation of Taxes; Seller's Indemnification for Taxes of the Company Prior to the Effective Date. Notwithstanding anything herein to the contrary, the Seller shall be responsible for all Taxes imposed on the Company or any affiliated group in which the Company is or was a member for all taxable periods, or portions of taxable periods, ending before or as of the close of business on the Effective Date (the "Seller Taxes"). Whenever in accordance with this Section 8.8, the Seller shall be required to pay the Company the Seller Taxes, subject to the parties' right to dispute the amount of such Taxes in good faith with the appropriate taxing authority, such payments shall be made on the later of (i) ten (10) days after requested or (ii) ten
          (10) days before the requesting party is required to pay or cause to be paid the related Tax liability and the parties shall treat any such payments as a purchase price adjustment for tax purposes. Where the Seller Taxes are calculated on the basis of a period which included a day after the Effective Date, such Seller Taxes shall be calculated on the basis of the taxable income of the Company as though the taxable year of the Company terminated at the close of business on the Effective Date. Seller shall indemnify and hold the Company harmless from and against all liabilities for the Seller Taxes to the extent such Taxes have not been paid.

     (b) Returns for Tax Periods Ending on or before the Effective Date. The Seller shall file (or cause to be filed) any Tax Returns of the Company for Tax periods ending on or before the Effective Date for which Tax Returns shall not have been filed before the Effective Date. Such Tax Returns shall be prepared on a basis consistent with past practice to the extend such past practice is consistent with all federal, state, local and foreign Tax laws, rules and regulation.

     (c) Retention of Records. Each of the Company and the Seller shall retain all books, records and other data pertaining to Tax matters for all open periods through the Effective Date. In particular, the Seller and the Company shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto with respect to the operations of the Company prior to the Effective Date, until the expiration of the statute of limitations (and, to the extent notified by the Seller, any extensions thereof) of the respective Tax periods.

     (d) Seller Indemnification for Taxes. The Company shall indemnify and hold the Seller and any Affiliates of the Seller harmless from liability for any Taxes attributable to the operations of the business of the Company after the Effective Date.

     9. Post-Closing Agreements .

     9.1 The Seller's Post-Closing Agreements. The Seller and the Company agree that from and after the Closing Date:

     (a) Proprietary Information . The Seller shall hold in confidence all knowledge and information of a secret or confidential nature with respect to the terms of this Agreement or the business of the Company and not to disclose, publish or make use of the same without the consent of the Company, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Company. The Seller agrees that the remedy at law for any breach of this Section 9.1(a) would be inadequate and that the Company shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 9.1.

     (b) Sharing of Data . The Seller shall have the right for a period of three (3) years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information of the Company for the limited purposes of concluding its involvement in the business of the Company prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Company shall have the right for a period of three (3) years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar records which are retained by the Seller to the extent that any of the foregoing relates to the business of the Company or is otherwise needed by the Company in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

     (c) Further Assurances . At any time and from time to time after the Closing, at the Company's request and without further consideration, the Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Company may reasonably request, to more effectively to transfer, convey and assign to the Company, and to confirm the Company's title to, among other things the Common Shares and the Company's Patent.

     (d) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business relationship of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

     (e) Covenant Not to Compete. For a period of three (3) years from and after the Closing Date (the "Restricted Period"), the Seller will not engage directly or indirectly in any business that the Company conducts as of the Closing Date in any geographic area in which any of the Company conducts that business as of the Closing Date; provided, however, that ownership of less than 5% of the outstanding stock of any publicly traded corporation shall not be deemed to be engaged in any business solely by reason thereof. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 9.1(e) is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (f)  Non-Solicitation. Without limiting the generality of the provisions of
          Section 9.1(e), the Seller hereby agrees that during the Restricted Period it will not, without Company's prior written consent, directly or indirectly, solicit, or participate as employee, agent, consultant, stockholder, director, manager, partner or in any other individual or representative capacity in any business which solicits, business from any person, firm, corporation or other entity which is or was a customer of the Company during the two (2) year period preceding the date of such solicitation, or from any successor in interest to any such person, firm, corporation or other entity, in any case for the purpose of securing business or contracts related to the business of the Company. Notwithstanding the foregoing, the Seller shall not be in violation of this Section 9.1(f) as a result of its conducting its ongoing operations in the ordinary course of business and as a result of which the Seller may otherwise be deemed to have violated Section 9.1(f).

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

     (g)  401 (k) Plan.

          (i) Participation. Effective as of the Closing Date, all employees of the Company who are continuing as employees of the Company after the Closing (the "Transferred Employees") shall cease participation in the Choice Plan. As soon as practicable following the Closing, the Company shall designate, or establish, a savings plan, qualified under Sections 401(a) and 401(k) of the Code, and a trust thereunder that is exempt from tax under
               Section 501(a) of the Code (collectively, the "Company's 401(k) Plan"), and shall allow all Transferred Employees then employed by the Company and previously eligible to participate in the Choice Plan to participate in Company's 401(k) Plan on the same terms and conditions as apply to other similarly situated employees of Company.

          (ii) 401(k) Transfer. As soon as practicable after the designation or establishment of the Company's 401(k) Plan, and upon (i) evidence reasonably satisfactory to the Seller, which may be in the form of an opinion of the Company's counsel, that the Company's 401(k) Plan is qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, evidence reasonably satisfactory to the Company, which may be in the form of an opinion of the Seller's counsel, that the Choice Plan is qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, and (ii) satisfaction of any other applicable legal requirements to such transfer, the Seller shall cause the Choice Plan to transfer to the trust established under the Company's 401(k) Plan, in cash or in other property reasonably acceptable to the Company's 401(k) Plan's trustee, the full account balances of all Transferred Employees, determined as of a date that is as close as is reasonably practicable to the date of transfer and determined without regard to any applicable vesting schedule under the Choice Plan.

          (iii)Effect of Transfer - Indemnification. The Seller and the Company agree that the transfer of the Choice Plan assets and liabilities contemplated by this Section 9.1(g) is intended to comply with
               Section 414(l) of the Code and any other applicable legal requirements for such a transfer. Upon the transfer, the Company shall indemnify and hold harmless the Choice Plan and the Seller, as well as their respective affiliates, directors, officers, employees, agents and fiduciaries, from and against all losses, liabilities and expenses, including reasonable expenses and fees of counsel, attributable to any action or inaction of the Company with respect to the account balances and liabilities transferred to the Company's 401(k) Plan.

     (h) South Carolina Lease. The Company and Seller shall notify vendors and service providers of utilities, supplies and maintenance with respect to the property covered by the South Carolina Lease of the transfer of the lease and cause all invoices or accounts related thereto to run to the Seller.

     (i) Company's Patent. Within a reasonable time after the Closing, the Seller shall deliver to the Company the filings necessary for the Company to correct the Patent Recordation Error and remove the Patent Security Interests, provided that the Company provides reasonable assistance and cooperation in connection therewith.

     9.2 The Company's Post-Closing Agreements. The Company agrees that from and after the Closing Date:

     (a) Health Insurance. Effective as of Closing, the Company shall establish a new group health insurance plan or plans or designated pre-existing group health insurance plan or plans (the "Company's Medical Plan") that will provide coverage to all Transferred Employees and their dependents currently eligible under a group health insurance plan maintained by the Seller or by the Company prior to the Closing on terms and conditions determined by the Company as appropriate for the Company's employees following the Closing. Notwithstanding the preceding sentence and notwithstanding the date an actual claim is submitted, the applicable health plan of the Seller shall retain responsibility for all eligible services or payments provided to employees of the Company (or their dependents) under any such plan, whether maintained by the Seller or the Company, prior to the Closing Date, and Company's Medical Plan shall be responsible for all eligible services or payments provided to employees of the Company (or their dependants) on or after the Closing Date.

     (b) Further Assurances. At any time and from time to time to time after the Closing, at the Seller's request and without further consideration, the Company shall promptly and deliver such instruments or documentation, and take all such other action as the Seller may reasonably request, to more effectively confirm the Seller's title to the Preferred Shares.

     (c) Motor Vehicle Leases. Within 30 days after the Closing, the Company shall assume the Motor Vehicle Leases directly with the lessors thereunder. The Company acknowledges and agrees that the Motor Vehicle leases will be terminated by Seller and Thermo Electron Corporation upon expiration of said 30 days. The Seller shall present the Company with any purchase options under the Motor Vehicle Leases that arise as a result of said termination.

     10. Governing Law; Jurisdiction and Venue .

     10.1 Governing Law . This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to conflicts or choice of law provisions.

     10.2  Consent  to  Jurisdiction  . Each  party  to this  Agreement,  by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of The Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject to the personal jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution by reason of a lack of personal jurisdiction, that any such proceeding brought in one of the above-named courts is improper by reason of a lack of personal jurisdiction or venue, or that this Agreement or the subject matter hereof may not be enforced in or by such court by reason of a lack of personal jurisdiction or improper venue, and (c) hereby agrees not to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Massachusetts law, and agrees that service of process delivered pursuant to Section 11 hereof is reasonably calculated to give actual notice.

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

     10.3 WAIVER OF JURY TRIAL . TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT OT TRIAL BY JURY IN ANY CIVIL ACTION IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY OT THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      11. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally, by telecopy, or sent by federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

      To the Company:         Normandeau Associates, Inc.
                              25 Nashua Road
                              Bedford, New Hampshire 03110-550
                              Attention: Pamela S. Hall, President
                              Fax: (603) 472 - 7052

      With a copy to:         W. Terence Jones, Esquire
                              Maselan Jones & Stanzler, P.C.
                              50 Milk Street
                              Boston, Massachusetts 02109
                              Fax: (617) 451- 5174

      To the Company:         Thermo TerraTech Inc.
                              c/o Thermo Electron Corporation
                              81 Wyman Street
                              Waltham, Massachusetts 02454-9046
                              Attention:  Brian Holt
                              Fax:  (781) 622-1283

      with a copy to:         Thomas A. Rosenbloom, Esquire
                              Epstein Becker & Green, P.C.
                              75 State Street, 27th Floor
                              Boston, Massachusetts 02109
                              Fax: (617) 342-4001

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date actually delivered, if delivered personally, by overnight courier or by telecopy or (b) three (3) business days after being sent, if sent by registered or certified mail.

     12. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

     13. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including, without limitation." The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     14. Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company, on the one hand, and the Seller, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void. No assignment shall release the Company or the Seller from any obligation or liability under this Agreement.

     16. Entire Agreement; Amendments; Attachments. The Exhibits and Schedules hereto are hereby incorporated as integral parts of this Agreement. This Agreement, all Exhibits and Schedules hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties hereto may amend or modify this Agreement by a written instrument executed by the Company and the Seller.

     17. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     18. Expenses. Except as otherwise expressly provided herein, the Company, on the one hand, and the Seller, on the other hand, will pay all other fees and expenses incurred by them in connection with the transactions contemplated hereunder.

     19. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     20.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                              NORMANDEAU ASSOCIATES, INC.



                              By:  _____________________________
                                    Pamela S. Hall, President


                              THERMO TERRATECH INC.



                              By:  _____________________________
                                     Brian Holt








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